EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CRAFT BREW ALLIANCE ACQUIRES THREE PARTNER BRANDS, UNLOCKING FULL POTENTIAL OF EXPANDED PORTFOLIO

CBA will increase investments and resources to build on growth that Appalachian Mountain Brewery, Cisco Brewers, and Wynwood Brewing Company have achieved as partners

Portland, OR (October 10, 2018) - Craft Brew Alliance, Inc. (“CBA”) (Nasdaq: BREW), a leading craft brewing company, is cementing its strategic brewing and distribution partnerships with Appalachian Mountain Brewery (AMB), Cisco Brewers, and Wynwood Brewing Co. through three separate purchase agreements. Formally launched in 2015, CBA’s craft partner strategy has contributed significantly to the evolution of the company, and today’s agreements represent a milestone in enabling CBA and its shareholders to fully participate in the value that the partners will bring as wholly owned CBA brands.

Over the past several years, the partnerships with North Carolina-based AMB, Massachusetts-based Cisco Brewers, and Florida-based Wynwood Brewing Co., have bolstered CBA’s brand portfolio with strong local brands and breweries in key markets, complementing Kona Brewing Co. as the anchor of CBA’s portfolio strategy. Further, these partners have supported CBA’s strategic brewery evolution by leveraging the capability and location of the Portsmouth, New Hampshire brewery to increase production for partner brands as CBA rebalanced its brewing footprint.

As CBA partners, AMB, Cisco Brewers, and Wynwood Brewing Co. have each grown volume and share in their respective markets, and with these agreements, CBA will more significantly invest to unlock their full potential. CBA plans to increase marketing spend and resources to fuel each brand’s growth and help drive continued innovation and greater levels of support for their local communities.

“We are thrilled to welcome AMB, Cisco, and Wynwood fully into the CBA family,” said CBA CEO Andy Thomas. “From the beginning we knew that our shared values and complementary interests gave us a platform to grow together. Over the past few years, as we’ve gotten to know each of these exceptional breweries and their passionate teams, it became increasingly clear that the future would be brighter for all of us working together as one. In addition to Kona and the rest of the CBA portfolio, Cisco, AMB and Wynwood will all play an important role as CBA focuses on sustainable topline growth for the future.”

The terms of each agreement are unique and reflect the distinctiveness of each craft brewery partner. Additionally, as the agreements build on successful existing partnerships, the companies anticipate a smooth integration.

Highlights of the CBA and Appalachian Mountain Brewery Agreement
CBA and AMB were introduced in 2014 through the first-ever Startup Brewery Challenge, a CBA-sponsored beer and business competition hosted by industry publication Brewbound. The two companies announced a strategic partnership in early 2015 to increase production and grow distribution of the pioneering craft brewer’s core portfolio, including Long Leaf IPA, Boone Creek Blonde, Spoaty Oaty Pale Ale, and Porter, across North Carolina. Building on that success, CBA began expanding AMB’s portfolio into South Carolina and Tennessee earlier this year. The partnership has complemented AMB’s brewing capacity in Boone and helped bring AMB’s award-winning innovative new beers to market, such as Not an IPA, which earned a silver medal in the highly competitive IPA category at this year’s Great American Beer Festival. Throughout the relationship, CBA has supported AMB’s focus on community, sustainability and philanthropy - contributing to We Can So You Can, a non-profit foundation started by AMB’s founder, and donating proceeds from every case of the brewery’s flagship Longleaf IPA toward reforestation efforts with the Longleaf Alliance.

Under the purchase agreement with AMB, CBA will acquire the AMB brand, brewery and pub and will continue to invest in the local community through ongoing support of We Can So You Can Foundation and other nonprofits. AMB Brewmaster Nathan Kelischek will continue to manage the brewery. The transaction is expected to close by the end of the year, pending regulatory approval from the federal Alcohol and Tobacco Tax and Trade Bureau.

Craft Brew Alliance to Acquire Strategic Craft Brewery Partners

“From the beginning, AMB’s mission has been to brew quality beer while focusing on our core tenets of sustainability, community, and philanthropy here in the Appalachian Mountains. It’s about sharing our passion and fulfilling our potential while inspiring others to do the same. In every way, this partnership with CBA has embodied that mission,” said Kelischek. “We’re so excited to be taking this next step and continue working more closely with Andy, Scott, and the entire team at CBA to keep fulfilling our vision.”

Highlights of the CBA and Cisco Brewers Agreement
CBA and Cisco Brewers entered into a strategic brewing and distribution partnership in December 2015, which supported the Nantucket, Massachusetts brewery’s efforts to evolve its core portfolio and bring more of its island-inspired beers, including Whale’s Tale Pale Ale and Grey Lady Ale, to consumers throughout New England. Earlier this year, CBA spearheaded the launch of Cisco’s newest year-round beer, Gripah, a refreshing grapefruit IPA, that is the #4 new IPA as measured by Nielsen Boston Liquor. This summer, the Cisco team helped re-brand CBA’s Portsmouth pub, bringing a slice of its renowned Nantucket experience to the New England mainland, and opened a new outdoor pop-up pub in Boston’s Seaport neighborhood.

Under the unique agreement between CBA and Cisco, which closed today, the two companies will continue to work closely and collaboratively together in the future. Going forward, CBA will own the Cisco Brewers brand and beer business, while the Cisco founders will continue to own and operate the Cisco Brewers brewpub properties and retail merchandising, including the original brewery and grounds in Nantucket.

Said Jay Harman, CEO of Cisco Brewers, “By having CBA invest in our beer brands we’ll be able to serve our customers better than ever on Nantucket and take the island experience on the road to more fun-loving people and dogs. This past summer, we helped transition CBA’s pub in Portsmouth, New Hampshire to a Cisco pub and opened a pop-up in Boston’s Seaport district, and the positive reception has been really encouraging. Our founders will remain personally involved with CBA’s team on the wholesale business while operating the retail side independently, and we’re all psyched because everyone sees this as a win-win.”

Highlights of the CBA and Wynwood Brewing Co. Agreement
CBA’s partnership with Wynwood Brewing Co. also traces its origin to the CBA-sponsored Brewbound Startup Brewery Challenge, which Wynwood won in December 2015. The two companies announced a strategic partnership in December 2016, which included CBA taking a 24.5 percent minority investment in the award-winning Miami-based craft brewery. Since then, Wynwood has increased production of its fast-growing flagship La Rubia Blonde Ale and expanded distribution to meet demand across South Florida. During this time, the Wynwood team has also invested in enhancements in its original brewery and taproom and rolled out a total portfolio redesign in celebration of its fifth anniversary and unique heritage as Miami’s first craft production brewery.

Under CBA’s agreement with Wynwood Brewing Co., which also closed today, CBA purchased the remaining 75.5 percent interest in the Miami-based brewery, which will become a wholly owned subsidiary of CBA. Co-founders Luis and his father “Pops” Brignoni will continue to lead Wynwood’s operations autonomously.

“Today is a great day for Pops, myself and our entire Wynwood Family,” said Luis Brignoni, co-founder of Wynwood Brewing Co. “Since day one we’ve worked hard to instill a family culture, and we’re excited to now be part of a larger family. Since the beginning of our relationship with CBA we’ve felt at home, and we look forward to continuing to work together in growing our family and brands.”

Additional Details
Financial details of the Cisco Brewers agreement are included in a Form 8-K report filed with the Securities and Exchange Commission today. Financial terms of the AMB and Wynwood Brewing Co. transactions were not disclosed. As a result of the purchase agreements and planned investments to support topline growth, CBA will be adjusting certain aspects of its full-year financial guidance, to be announced with third quarter 2018 earnings being released Nov. 7, 2018.

CBA was represented by Paragon Beverages Advisors, LLC, and the law firm Davis Wright Tremaine LLP in the transactions. Appalachian Mountain Brewery was represented by Akerman LLP and Moffatt and Moffat, PLLC. Cisco Brewers was represented by Cascadia Capital LLC and the law firm McDermott Will & Emery. Wynwood Brewing Co. was represented by Holland & Knight LLP.

Forward-Looking Statements
Statements made in this press release that state the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including the benefits or improvements to be realized from acquisitions and operating strategies, are forward-looking statements. It is important to note that the Company’s actual results may differ materially from those projected

Craft Brew Alliance to Acquire Strategic Craft Brewery Partners

in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including, but not limited to, the Company’s report on Form 10-K for the year ended December 31, 2017. Copies of these documents may be found on the Company’s website, www.craftbrew.com, or obtained by contacting the Company or the SEC.

About Appalachian Mountain Brewery
Nestled in the High Country of North Carolina, Appalachian Mountain Brewery, LLC is a wholly owned subsidiary of Appalachian Mountain Brewery, Inc., a Florida Public Company (OTC: HOPS) and Boone, NC’s Beer Pioneer. The brewery is dedicated to making seriously delicious craft beer while focusing its business model on community, sustainability and philanthropy. They support the We Can So You Can Foundation, a 501(c)3 started by AMB CEO Sean Spiegelman, and also help local nonprofits via their Pints for Non-Profits program within the taproom. These are integral parts of AMB’s commitment to empowering local organizations working to enrich the land, water, air, and people of the High Country. Appalachian Mountain Brewery has earned numerous awards for its innovative craft beers and ciders, including Not an IPA, which won a gold medal at the 2018 Great American Beer Festival, and Boone Creek Blonde Ale, which earned gold medals at the 2017 Great American Beer Festival Competition and 2015 U.S. Open Beer Championships. The brewery’s core portfolio also includes Long Leaf IPA, Spoaty Oaty Pale Ale, and Porter, a gold medal winner at the Great International Beer and Cider Competition.

About Cisco Brewers
Located near Cisco Beach on the island of Nantucket, Cisco Brewers is Nantucket’s first craft brewery. Founded by hard-working, entrepreneurial islanders who started selling beer from their outdoor brewery in 1995, Cisco has carved out its own special place where they tough out winters to celebrate summers. Over the years, Cisco has attracted a cult following among visitors and opens its doors to anyone making the trek. Named a top travel destination by Time Magazine, The Huffington Post, Travel & Leisure, and Men’s Journal which called the brewery ‘the happiest place on earth,’ Cisco’s Nantucket brewery is a common ground where people from all walks of life connect over classic and approachable craft beers like Whale’s Tale Pale Ale, Grey Lady, Indie IPA, Shark Tracker and Sankaty Light Lager. In addition to its Nantucket location, the brewery operates a brewpub in Portsmouth, NH and a pop-up pub in Boston, MA. For more information about Cisco Brewers, visit http://www.ciscobrewers.com/.

About Wynwood Brewing Company
Wynwood Brewing Company is Miami’s first craft production brewery, based in the heart of the Wynwood Art District. Family owned and operated since 2011, they are best known for flagship La Rubia Blonde Ale and GABF gold medalist Pops Porter, as well as their creative small-batch and limited release beers that reflect the rich culture and heritage of their founders. Wynwood operates a 15-barrel brewhouse and pub in South Miami and distributes its beers throughout South Florida.

About Craft Brew Alliance
Craft Brew Alliance (CBA) is a leading craft brewing company that brews, brands, and brings to market world-class American craft beers.

Our distinctive portfolio combines the power of Kona Brewing Company, a dynamic, growing national craft beer brand, with strong regional breweries and innovative lifestyle brands, Appalachian Mountain Brewery, Cisco Brewers, Omission Brewing Co., Redhook Brewery, Square Mile Cider Co., Widmer Brothers Brewing, and Wynwood Brewing Co. CBA nurtures the growth and development of its brands in today’s increasingly competitive beer market through our state-of-the-art brewing and distribution capability, integrated sales and marketing infrastructure, and strong focus on partnerships, local community and sustainability.

Formed in 2008, CBA is headquartered in Portland, Oregon and operates breweries and brewpubs across the U.S. CBA beers are available in all 50 U.S. states and 30 countries around the world. For more information about CBA and our brands, please visit www.craftbrew.com.

Contact: Jenny McLean Director of Communications Craft Brew Alliance, Inc. (503) 331-7248 jenny.mclean@craftbrew.com

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